UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 7, 2005

DYAX CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-24537	04-3053198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Technology Square Cambridge, MA 02139
(Address of Principal Executive Offices) (Zip Code)

(617) 225-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement.

On February 7, 2005, the Compensation Committee of the Board of Directors of Dyax Corp. determined the base salaries of the executive officers effective as of January 1, 2005 and their target bonus potential for 2005 expressed as a percentage of their respective base salaries.  The Compensation Committee also determined cash bonuses awarded to Dyax executive officers for the calendar year 2004.

The Compensation Committee annually evaluates the performance and determines the compensation of the Company’s executive officers based on the Compensation Committee’s assessment of company performance and individual performance, as well as relative compensation for competitive positions in similarly sized, publicly-traded biopharmaceutical companies.  Based on that evaluation, the Compensation Committee has now determined the salary level for 2005 for each of the executive officers taking in to consideration the executive’s salary history and internal and external fairness  considerations.  The annual base salary for each executive officer was adjusted for 2005 in light of the executive’s prior performance, tenure and responsibilities, as well as independent compensation data.

The Committee also established a target bonus opportunity for each of the executive officers for 2005 expressed as a percentage of base salary.  This bonus potential can be exceeded by up to 20% of the target for exceptional performance.  As it did for 2004, the Compensation Committee will determine the bonus for the Chief Executive Officer based entirely on the Committee’s assessment of Dyax’s performance against corporate goals.  For the other executive officers, one half of the potential bonus will also be based on the same corporate performance assessment and the remainder of the bonus potential will be based on the Committee’s judgment regarding individual performance against objectives determined by the Chief Executive Officer.

The corporate performance portion of the bonus payments for 2004 was based on the Committee’s subjective assessment of performance against a number of objectives in the areas of clinical development of product candidates, advancement of the company’s research pipeline, cash revenues, use of cash, recruitment and training of employees and other factors relating to corporate development.

The 2005 base salaries and target bonuses and the 2004 bonuses for Dyax’s Chief Executive Officer and the four other most highly compensated executive officers, also known collectively as the named executive officers, are listed in Exhibit 10.1 and are incorporated herein by this reference.  Additional information on executive compensation is included in Dyax’s proxy statement for its annual meeting of shareholders.

Item 9.01.        Financial Statements and Exhibits.

(c)        Exhibits.

10.1     2004 bonuses and 2005 base salaries and target bonuses for Dyax’s named executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYAX CORP.

Dated:	February 11, 2005	By:	/s/ Stephen S. Galliker
Stephen S. Galliker
Executive Vice President, Finance and Administration, and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	2004 bonuses and 2005 base salaries and target bonuses for Dyax’s named executive officers.